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                                                                   EXHIBIT 23.2



                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
MTR Gaming Group, Inc.



     We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (333-14475) and the Registration Statements on Form S-3 (333-62937), the Post Effective Amendment No. 4 to the Form S-1 Registration Statement on Form S-3 (333-128939) and the Registration Statements on Forms S-8 (333-62191, 33-74322, 33-88652, 33-64733, 33-78224) of our report dated February
19, 1999 appearing in the Annual Report on Form 10-K of the MTR Gaming Group, Inc. for the year ended December 31, 1998.




                                   BDO Seidman, LLP





Costa Mesa, California
March 30, 1999